As filed with the Securities and Exchange Commission on July 17, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Brookfield Renewable Energy Partners L.P.

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 295-1443	Mile T. Kurta, Esq. Torys LLP 1114 Avenue of the Americas New York, New York 10036 (212) 880-6000
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address and Telephone Number of Agent For Service)

Copies to:

Mile T. Kurta, Esq.
Torys LLP
1114 Avenue of the Americas
New York, New York 10036
(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Limited Partnership Units	(1)	(1)	(1)	(2)

(1)          Omitted pursuant to General Instruction II.F. of Form F-3. An indeterminate aggregate initial offering price or number of limited partnership units is being registered as may from time to time be offered at indeterminate prices.

(2)          In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

Brookfield Renewable Energy Partners L.P.

Limited Partnership Units

Brookfield Renewable Energy Partners L.P. (the “Partnership”) may, from time to time, issue limited partnership units (the “LP Units”) in one or more offerings, including those beneficially owned by certain selling unitholders.

Each time the LP Units are offered, the Partnership will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you invest in the LP Units.

The LP Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BEP” and the Toronto Stock Exchange (the “TSX”) under the symbol “BEP.UN”. The last reported sale price of the LP Units on July 16, 2014 was $29.05 per LP Unit on the NYSE and C$31.22 per LP Unit on the TSX.

An investment in the LP Units involves a high degree of risk. See “Risk Factors” beginning on page 5.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is July 17, 2014.

You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by the Partnership or on the Partnership’s behalf. The Partnership has not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference.” The Partnership is not making an offer of these securities in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer these securities. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	1

DOCUMENTS INCORPORATED BY REFERENCE	2

CAUTION REGARDING FORWARD-LOOKING INFORMATION	3

OFFER STATISTICS AND EXPECTED TIMETABLE	4

THE PARTNERSHIP	4

DESCRIPTION OF CAPITAL STRUCTURE	4

RISK FACTORS	5

REASON FOR THE OFFER AND USE OF PROCEEDS	5

DESCRIPTION OF THE LP UNITS	5

PLAN OF DISTRIBUTION	6

SELLING UNITHOLDERS	7

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	8

LEGAL MATTERS	8

EXPERTS	8

EXPENSES	9

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the Partnership filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, the Partnership may sell the LP Units in one or more offerings. This prospectus provides you with a general description of the LP Units. Each time the Partnership sells the LP Units, the Partnership will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities that may be offered hereunder.

Unless the context requires otherwise, when used in this prospectus, the terms “Brookfield Renewable,” “we,” “us” and “our” refer to the Partnership collectively with its subsidiary entities and operating entities.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “$” or “US$” are to U.S. dollars, and all references to “C$” are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

The Partnership is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and the Partnership will fulfill its obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, the Partnership is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. Periodic reports and other information filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding the Partnership and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that the Partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. This information is also available on the Partnership’s website at www.brookfieldrenewable.com. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of the Partnership’s service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.

As a foreign private issuer, the Partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of LP Units. In addition, the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Partnership intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. The Partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Partnership to “incorporate by reference” into this prospectus certain documents that the Partnership files with or furnishes to the SEC. This means that the Partnership can disclose important information to you by referring to those documents. Any reports filed by the Partnership with the SEC after the date of this prospectus and before the date that the offering of the LP Units by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

1.                                      the Partnership’s annual report on Form 20-F for the fiscal year ended December 31, 2013 dated March 17, 2014 (the “Annual Report”), which includes the Partnership’s audited consolidated financial statements as at December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011 and related notes, together with the independent registered chartered accountants’ report thereon;

2.                                      the management’s discussion and analysis of the Partnership for the years ended December 31, 2013, 2012 and 2011 (excluding the Letter to Shareholders on pages 1 and 2 therein) included as Exhibit 99.1 in the Partnership’s report on Form 6-K filed on March 18, 2014;

3.                                      the unaudited interim consolidated financial statements and notes of the Partnership as at March 31, 2014 and December 31, 2013 and for the three months ended March 31, 2014 and 2013 included as Exhibit 99.2 in the Partnership’s report on Form 6-K filed on May 2, 2014; and

4.                                      the management’s discussion and analysis of the Partnership for the three months ended March 31, 2014 and 2013 included as Exhibit 99.3 in the Partnership’s report on Form 6-K filed on May 2, 2014.

All annual reports filed by the Partnership with the SEC on Form 20-F and any Form 6-K filed or furnished by the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. The Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to:

Brookfield Renewable Energy Partners L.P.
Corporate Secretary

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTION REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” and “forward-looking information” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

Forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Forward-looking statements in this prospectus and the documents incorporated by reference herein include statements regarding the quality of Brookfield Renewable’s assets and the resiliency of the cash flow they will generate, Brookfield Renewable’s anticipated financial performance, future commissioning of assets, contracted portfolio, technology diversification, acquisition opportunities, expected completion of acquisitions, future energy prices and demand for electricity, economic recovery, achieving long-term average generation, project development and capital expenditure costs, diversification of shareholder base, energy policies, economic growth, growth potential of the renewable asset class, the future growth prospects and distribution profile of Brookfield Renewable and Brookfield Renewable’s access to capital. Forward-looking statements can be identified by the use of words such as “plans”, “expects”, “scheduled”, “estimates”, “intends”, “anticipates”, “believes”, “potentially”, “tends”, “continue”, “attempts”, “likely”, “primarily”, “approximately”, “endeavors”, “pursues”, “strives”, “seeks” or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this prospectus and the documents incorporated by reference herein are based upon reasonable assumptions and expectations, we cannot assure you that such expectations will prove to have been correct. You should not place undue reliance on forward-looking statements and information as such statements and information involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.

Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: our limited operating history; the risk that we may be deemed an “investment company” under the U.S. Investment Company Act; the fact that we are not subject to the same disclosure requirements as a U.S. domestic issuer; risks commonly associated with a separation of economic interest from control or the incurrence of debt at multiple levels within our organizational structure; the risk that the effectiveness of our internal controls over financial reporting could have a material effect on our business; changes to hydrology at our hydroelectric stations or in wind conditions at our wind energy facilities; the risk that counterparties to our contracts do not fulfill their obligations, and, as our contracts expire, we may not be able to replace them with agreements on similar terms; increases in water rental costs (or similar fees) or changes to the regulation of water supply; volatility in supply and demand in the energy market; our operations are highly regulated and exposed to increased regulation which could result in additional costs; the risk that our concessions and licenses will not be renewed; increases in the cost of operating our plants; our failure to comply with conditions in, or our inability to maintain, governmental permits; equipment failure; dam failures and the costs of repairing such failures; exposure to force majeure events; exposure to uninsurable losses; adverse changes in currency exchange rates; availability and access to interconnection facilities and transmission systems; health, safety, security and environmental risks; disputes, governmental and regulatory investigations and litigation; our operations could be affected by local communities; losses resulting from fraud, bribery, corruption, other illegal acts, inadequate or failed internal processes or systems, or from external events; risks relating to our reliance on computerized business systems; general industry risks relating to operating in the North American, Brazilian and European power market sectors; advances in technology that impair or eliminate the competitive advantage of our projects; newly developed technologies in which we invest not performing as anticipated; labor disruptions and economically unfavorable collective bargaining agreements; our inability to finance our operations due to the status of the capital markets; the operating and financial restrictions imposed on us by our loan, debt and security agreements; changes in our credit ratings; changes to government regulations that provide incentives for renewable energy; our inability to identify sufficient investment opportunities and complete transactions; risks related to the growth of our portfolio and our inability to realize the expected benefits of our transactions; our inability to develop existing sites or find new sites suitable for the development of greenfield projects; risks associated with the development of our generating facilities and the various types of arrangements we enter into with communities and joint venture partners; Brookfield Asset Management Inc. (“Brookfield”)’s election not to source acquisition opportunities for us and our lack of access to all renewable power acquisitions that Brookfield identifies; our lack of control over our operations conducted through joint ventures, partnerships and consortium arrangements; our ability to issue equity or debt for future acquisitions and developments will be dependent on capital markets; foreign laws or regulation to which we become subject as a result of future acquisitions in new markets; the departure of some or all of Brookfield’s key professionals; and other factors described in this prospectus, including those set forth under “Risk Factors”.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this prospectus and the documents incorporated by reference herein and should not be relied upon as representing our views as of any date subsequent to such dates. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update the forward-looking statements, other than as required by applicable law. For further information on these known and unknown risks, please see “Risk Factors”.

The risk factors included in this prospectus and in the documents incorporated by reference could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this prospectus and the documents incorporated by reference.

OFFER STATISTICS AND EXPECTED TIMETABLE

The Partnership may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the LP Units. The actual per LP Unit price of the LP Units that the Partnership will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

The LP Units are listed on the NYSE under the symbol “BEP” and the TSX under the symbol “BEP.UN”.

THE PARTNERSHIP

The Partnership is a Bermuda exempted limited partnership that was established on June 27, 2011 under the provisions of the Exempted Partnerships Act 1992 of Bermuda and the Limited Partnership Act 1883 of Bermuda. The Partnership’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and the telephone number is +1.441.295.1443.

The Partnership owns one of the world’s largest, publicly-traded, pure-play renewable power portfolios with approximately 6,500 MW of installed capacity. The portfolio comprises more than 200 hydroelectric generating stations on 72 river systems and 28 wind facilities. The portfolio is diversified across 13 power markets in Canada, the United States, Brazil, the Republic of Ireland and Northern Ireland, providing significant geographic and operational diversification.

The Partnership holds a 50.1% limited partnership interest in Brookfield Renewable Energy L.P. (“BRELP”), a Bermuda exempted limited partnership registered under the Limited Partnership Act 1883 and the Exempted Partnerships Act 1992.

DESCRIPTION OF CAPITAL STRUCTURE

The Partnership’s authorized capital consists of an unlimited number of LP Units. As of the date of this prospectus, there were 143,304,151 LP Units outstanding (or 272,962,774 LP Units assuming the exchange of all of the redeemable/exchangeable partnership units of BRELP held by Brookfield Renewable Power Inc. (“BRPI”) (the “RPUs”)). The RPUs are subject to a redemption-exchange mechanism pursuant to which LP Units may be issued in exchange for RPUs on a one for one basis. See “Description of the LP Units” for further information regarding the principal rights, privileges, restrictions and conditions attaching to the LP Units.

RISK FACTORS

An investment in the LP Units involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the Partnership’s Annual Report, and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless the Partnership states otherwise in the applicable prospectus supplement accompanying this prospectus, the Partnership expects to use the net proceeds of the sale of the LP Units by the Partnership for general corporate purposes. The actual application of proceeds from the sale of any particular offering of the LP Units covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The Partnership will not receive any proceeds from any sales of the LP Units offered by a selling unitholder.

DESCRIPTION OF THE LP UNITS

The LP Units are non-voting limited partnership interests in the Partnership and are listed on the NYSE under the symbol “BEP” and on the TSX under the symbol “BEP.UN”. For more detailed information on the LP Units and the limited partnership agreement of the Partnership, see “Memorandum and Articles of Association — Description of the LP Units and the Amended and Restated Limited Partnership Agreement of BREP” in the Partnership’s Annual Report and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference. Any material U.S. and Canadian federal income tax considerations related to the LP Units will be described in a prospectus supplement.

Withdrawal and Return of Capital Contributions

Holders of the LP Units are not entitled to the withdrawal or return of capital contributions in respect of LP Units, except to the extent, if any, that distributions are made to such holders pursuant to the limited partnership agreement or upon the liquidation of the Partnership as described in the Annual Report or as otherwise required by applicable law.

Priority

Except to the extent expressly provided in the limited partnership agreement, a holder of LP Units will not have priority over any other holder of the LP Units, either as to the return of capital contributions or as to profits, losses or distributions.

No Pre-emptive and Redemption Rights

Unless otherwise determined by the general partner of the Partnership, in its sole discretion, holders of LP Units will not be granted any pre-emptive or other similar right to acquire additional interests in the Partnership. In addition, holders of the LP Units do not have any right to have their LP Units redeemed by the Partnership.

No Management or Control

The Partnership’s limited partners, in their capacities as such, may not take part in the management or control of the activities and affairs of the Partnership and do not have any right or authority to act for or to bind the Partnership or to take part or interfere in the conduct or management of the Partnership. Limited partners are not entitled to vote on matters relating to the Partnership, although holders of the LP Units are entitled to consent to certain matters as described in the limited partnership agreement of the Partnership which may be effected only with the consent of the holders of the percentages of outstanding LP Units specified in the partnership agreement. Each LP Unit shall entitle the holder thereof to one vote for the purposes of any approvals of holders of LP Units.

PLAN OF DISTRIBUTION

New Issues

The Partnership may sell LP Units to or through underwriters or dealers and may also sell LP Units directly to purchasers or through agents. The distribution of LP Units may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers. In connection with the sale of LP Units, underwriters may receive compensation from the Partnership or from purchasers of LP Units for whom they may act as agents in the form of concessions or commissions.

The prospectus supplement relating to LP Units will also set forth the terms of the offering of LP Units, including, to the extent applicable, the names of any underwriters or agents, the purchase price or prices of the offered LP Units, the offering price, the proceeds to the Partnership from the sale of the offered LP Units, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

If so indicated in the applicable prospectus supplement, the Partnership may authorize dealers or other persons acting as the Partnership’s agents to solicit offers by certain institutions to purchase the offered LP Units directly from the Partnership pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement which will also set forth the commission payable for solicitation of these contracts.

Under agreements which may be entered into by the Partnership, underwriters, dealers and agents who participate in the distribution of LP Units may be entitled to indemnification by the Partnership against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Brookfield Renewable in the ordinary course of business.

The LP Units (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in the LP Units but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the LP Units or as to the liquidity of the trading market for the LP Units.

In connection with any underwritten offering of LP Units, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the LP Units offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offerings

This prospectus may also, from time to time, relate to the offering by a selling unitholder of its LP Units. A selling unitholder may sell all or a portion of the LP Units beneficially owned by it and offered from time to time directly or through one or more underwriters, broker-dealers or agents. If the LP Units are sold through underwriters or broker-dealers, the selling unitholder will be responsible for underwriting discounts or commissions or agent’s commissions. The selling unitholder may sell its LP Units in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions, as follows:

•                                          on any national securities exchange or quotation service on which the LP Units may be listed or quoted at the time of sale;

•                                          in the over-the-counter market;

•                                          in transactions otherwise than on exchanges or systems or in the over-the-counter market;

•                                          through the writing of options, whether such options are listed on an options exchange or otherwise;

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the LP Units as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          broker-dealers may agree with the selling unitholder to sell a specified number of such LP Units at a stipulated price per LP Unit;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

If a selling unitholder effects such transactions by selling its LP Units to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling unitholder or commissions from purchasers of the LP Units for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of its LP Units or otherwise, the selling unitholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the LP Units in the course of hedging in positions they assume. The selling unitholder may also sell its LP Units short and deliver LP Units covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder may also loan or pledge the LP Units to broker-dealers that in turn may sell such LP Units.

The selling unitholder may pledge or grant a security interest in some or all of the LP Units owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the LP Units from time to time pursuant to this prospectus or any prospectus supplement, amending, if necessary, the list of selling unitholders to include, pursuant to a prospectus supplement, the pledgee, transferee or other successors in interest as selling unitholders under this prospectus. The selling unitholder may also transfer and donate the LP Units in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

SELLING UNITHOLDERS

Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings the Partnership makes with the SEC under the Exchange Act and incorporated by reference.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

The Partnership is organized under the laws of Bermuda. A substantial portion of the Partnership’s assets may be located outside of Canada and the United States and certain of its directors, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. The Partnership has expressly submitted to the jurisdiction of certain state and federal courts in New York and of the Ontario courts and have appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the Partnership’s directors or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.

The Partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the Partnership, the Partnership’s directors or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Partnership, the Partnership’s directors or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a Canadian or U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda would give a judgment based on such a judgment as long as (i) the court had proper jurisdiction over the parties subject to the judgment; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) there is due compliance with the correct procedures under the laws of Bermuda.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Partnership’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Bermuda. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Partnership, the Partnership’s directors or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, the validity of the LP Units and certain other legal matters with respect to the laws of Bermuda will be passed upon, on behalf of the Partnership, by Appleby (Bermuda) Limited, Bermuda counsel to the Partnership. As of the date hereof, the partners and associates of Appleby (Bermuda) Limited beneficially own, directly or indirectly, in aggregate, less than one percent of the Partnership’s securities.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent registered chartered accountants, as stated in its report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by the Partnership.

SEC registration fee	$ *
Blue sky fees and expenses	**
Transfer agent fees	**
Printing and engraving costs	**
Legal fees and expenses	**
Accounting fees and expenses	**
Miscellaneous	**
Total	$ **

*                 The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

**          The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Renewable Energy Partners L.P.

Limited Partnership Units

PROSPECTUS

July 17, 2014

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sections of the Partnership’s Annual Report entitled “Directors and Senior Management—Our Master Services Agreement”, “Directors and Senior Management—Indemnification and Limitations on Liability”.  “Memorandum and Articles of Association—Description of The LP Units and the Amended and Restated Limited Partnership Agreement of BREP—Indemnification; Limitations on Liability” and “Memorandum and Articles of Association—Description of the Amended and Restated Limited Partnership Agreement of BRELP—Indemnification; Limitations on Liability” include disclosure relating to the indemnification of certain of the Partnership’s affiliates and are incorporated by reference herein.

ITEM 9.  EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description
5.1	Form of Opinion of Appleby, as to the validity of the LP Units.
23.1	Consent of Ernst & Young LLP.
23.5	Consent of Appleby (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included in the signature page).

ITEM 10.  UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5)   That for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bermuda, on July 17, 2014.

BROOKFIELD RENEWABLE ENERGY PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Jane Sheere
Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard Legault, Sachin Shah and Jane Sheere, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 17, 2014.

Signature	Title

/s/ RICHARD LEGAULT	President and Chief Executive Officer of
Richard Legault	its service provider, BRP Energy Group L.P.
(Principal Executive Officer)

/s/ SACHIN SHAH	Chief Financial Officer of
Sachin Shah	its service provider, BRP Energy Group L.P.
(Principal Financial and Accounting Officer)

/s/ JEFFREY BLIDNER	Chairman of Brookfield Renewable Partners Limited
Jeffrey Blidner

/s/ ELEAZAR DE CARVALHO FILHO	Director of Brookfield Renewable Partners Limited
Eleazar de Carvalho Filho

/s/ JOHN VAN EGMOND	Director of Brookfield Renewable Partners Limited
John Van Egmond

/s/ LARS JOSEFSSON	Director of Brookfield Renewable Partners Limited
Lars Josefsson

/s/ DAVID MANN	Director of Brookfield Renewable Partners Limited
David Mann

/s/ LOU MAROUN	Director of Brookfield Renewable Partners Limited
Lou Maroun

/s/ PATRICIA ZUCCOTTI	Director of Brookfield Renewable Partners Limited
Patricia Zuccotti

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Renewable Energy Partners L.P. in the United States, on this 17th day of July, 2014.

TORYS LLP

By:	/s/ MILE T. KURTA
Name: Mile T. Kurta
Title: Partner